Exhibit 99.1

W. R. Berkley Corporation	NEWS RELEASE
475 Steamboat Road
Greenwich, Connecticut 06830
(203) 629-3000

FOR IMMEDIATE RELEASE	CONTACT:	Karen A. Horvath
Vice President — External
Financial Communications
(203)629-3000
W. R. BERKLEY CORPORATION REPORTS THIRD QUARTER RESULTS
Net Premiums Written Increased 14%
     Greenwich, CT, October 26, 2011 — W. R. Berkley Corporation (NYSE: WRB) today reported net income for the third quarter of 2011 of $77 million, or 53 cents per share, compared with $94 million, or 61 cents per share, for the third quarter of 2010.
Summary Financial Data
(Amounts in thousands, except per share data)

	Third Quarter		Nine Months
	2011	2010	2011	2010
Gross premiums written	$1,306,300	$1,121,395	$3,821,434	$3,360,984
Net premiums written	1,126,139	986,706	3,266,857	2,932,010

Net income	77,308	93,619	276,877	322,436
Net income per diluted share	0.53	0.61	1.89	2.05

Operating income (1)	63,524	90,255	229,967	307,780
Operating income per diluted share	0.44	0.59	1.57	1.96

(1)	Operating income is a non-GAAP financial measure defined by the Company as net income excluding net investment gains and losses.

W. R. Berkley Corporation	Page 2
Third quarter highlights included:
•	Premiums written increased 14% on a net basis and 16% on a gross basis.

•	Average premium rates increased 3%.

•	GAAP combined ratio was 99.1% including catastrophe losses and 94.3% excluding catastrophe losses.

•	The Company repurchased 4 million shares of common stock at an average cost of $29.70 per share and an aggregate cost of $118 million.
     Commenting on the Company’s performance, William R. Berkley, chairman and chief executive officer, said: “We are pleased with our third quarter results, especially given the level of catastrophe activity, the difficult economic environment and historically low interest rates. Our net written premiums increased by more than 14% in the quarter as our operating units found opportunities to grow profitably. The visibility of a cycle change is even more evident, with prices for the quarter up three percent over last year. We believe that price increases and premium volume growth will continue.
     “Our investment results continue to be more than satisfactory. The yield on our fixed income portfolio is approximately the same as it was a year ago. While we anticipate more volatility in the balance of the portfolio from quarter to quarter, we do not expect our investment returns over a longer period of time to vary significantly from historical levels.
     “While some industry observers suggest that excess capital is a major restraint on pricing levels, history does not support their perception. Capital has never been the primary driver of cyclical change in the business; it has merely added impetus or restraint. Given the current interest rate environment, the industry needs significant price increases in nearly all lines of business in order to achieve even minimally adequate returns.
     “We are confident that our results will benefit from the improving market conditions as well as our focus on optimizing risk adjusted returns and increasing book value for our shareholders,” Mr. Berkley concluded.

W. R. Berkley Corporation	Page 3
Webcast Conference Call
     The Company will hold its quarterly conference call with analysts and investors to discuss its earnings and other information on Thursday, October 27, 2011 at 9:30 a.m. eastern time. The conference call will be webcast live on the Company’s website at www.wrberkley.com. A recording of the call will be available on the Company’s website approximately two hours after the end of the conference call.
About W. R. Berkley Corporation
     Founded in 1967, W. R. Berkley Corporation is an insurance holding company that is among the largest commercial lines writers in the United States and operates in five segments of the property casualty insurance business: specialty insurance, regional property casualty insurance, alternative markets, reinsurance and international.
Forward Looking Information
This is a “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein, including statements related to our outlook for the industry and for our performance for the year 2011 and beyond, are based upon the Company’s historical performance and on current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by us or any other person that the future plans, estimates or expectations contemplated by us will be achieved. They are subject to various risks and uncertainties, including but not limited to: the cyclical nature of the property casualty industry; the long-tail and potentially volatile nature of the insurance and reinsurance business; product demand and pricing; claims development and the process of estimating reserves; investment risks, including those of our portfolio of fixed maturity securities and investments in equity securities, including investments in financial institutions, municipal bonds, mortgage-backed securities, loans receivable, investment funds, real estate, merger arbitrage and private equity investments; the impact of significant competition; the uncertain nature of damage theories and loss amounts; natural and man-made catastrophic losses, including as a result of terrorist activities; the potential impact of the economic downturn, and any legislative, regulatory, accounting or other initiatives taken in response to it, on our results and financial condition; the success of our new ventures or acquisitions and the availability of other opportunities; the availability of reinsurance; our retention under the Terrorism Risk Insurance Programs Reauthorization Act of 2007; the ability of our reinsurers to pay reinsurance recoverables owed to us; foreign currency and political risks relating to our international operations; other legislative and regulatory developments, including those related to business practices in the insurance industry; changes in the ratings assigned to us or our insurance company subsidiaries by rating agencies; the availability of dividends from our insurance company subsidiaries; our ability to attract and retain key personnel and qualified employees; and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission. These risks and uncertainties could cause our actual results for the year 2011 and beyond to differ materially from those expressed in any forward-looking statement we make. Any projections of growth in our revenues would not necessarily result in commensurate levels of earnings. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.
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W. R. Berkley Corporation	Page 4
Consolidated Financial Summary
(Amounts in thousands, except per share data)

	Third Quarter		Nine Months
	2011	2010	2011	2010
Revenues:
Net premiums written	$1,126,139	$986,706	$3,266,857	$2,932,010
Change in unearned premiums	(70,316)	(19,409)	(211,293)	(86,024)

Net premiums earned	1,055,823	967,297	3,055,564	2,845,986
Net investment income	114,063	119,143	409,261	392,435
Insurance service fees	22,279	22,175	69,487	64,050
Net investment gains:
Net realized gains on sales	21,238	6,327	73,812	26,355
Other-than-temporary impairments	—	(1,123)	(400)	(3,705)

Net investment gains	21,238	5,204	73,412	22,650

Revenues from wholly-owned investees	65,922	61,983	175,943	166,488
Other income	406	310	1,364	1,118

Total revenues	1,279,731	1,176,112	3,785,031	3,492,727

Expenses:
Losses and loss expenses	683,980	597,907	1,965,351	1,718,355
Other operating costs and expenses	405,850	369,217	1,193,040	1,108,007
Expenses from wholly-owned investees	64,388	60,963	174,059	159,871
Interest expense	28,068	26,725	84,317	78,780

Total expenses	1,182,286	1,054,812	3,416,767	3,065,013

Income before income taxes	97,445	121,300	368,264	427,714
Income tax expense	(20,176)	(27,631)	(91,485)	(105,040)

Net income before noncontrolling interests	77,269	93,669	276,779	322,674
Noncontrolling interests	39	(50)	98	(238)

Net income to common stockholders	$77,308	$93,619	$276,877	$322,436

Net income per share:
Basic	$0.56	$0.64	$1.97	$2.14

Diluted	$0.53	$0.61	$1.89	$2.05

Average shares outstanding:
Basic	138,816	147,079	140,535	150,556
Diluted	144,538	154,160	146,553	157,054

W. R. Berkley Corporation	Page 5
Operating Results by Segment
(Amounts in thousands, except ratios (1) (2))

	Third Quarter		Nine Months
	2011	2010	2011	2010
Specialty:
Gross premiums written	$454,560	$383,877	$1,344,139	$1,131,216
Net premiums written	382,541	330,985	1,146,091	975,188
Premiums earned	367,417	326,239	1,047,567	955,705
Pre-tax income	71,046	61,989	238,979	212,836
Loss ratio	58.3%	61.6%	57.8%	59.0%
Expense ratio	32.7%	32.0%	32.7%	32.7%
GAAP combined ratio	91.0%	93.6%	90.5%	91.7%

Regional:
Gross premiums written	$301,542	$300,010	$881,224	$889,362
Net premiums written	277,177	272,116	817,380	802,691
Premiums earned	267,142	268,089	795,423	798,387
Pre-tax income (loss)	(10,700)	22,946	(1,381)	90,415
Loss ratio	74.2%	62.6%	71.5%	60.7%
Expense ratio	35.7%	35.6%	36.0%	35.5%
GAAP combined ratio	109.9%	98.2%	107.5%	96.2%

Alternative Markets:
Gross premiums written	$222,423	$184,568	$656,062	$572,518
Net premiums written	174,744	152,068	497,117	479,565
Premiums earned	156,820	148,830	454,156	458,842
Pre-tax income	33,076	42,007	116,285	138,563
Loss ratio	70.9%	68.0%	71.9%	65.9%
Expense ratio	26.7%	26.0%	26.7%	25.8%
GAAP combined ratio	97.6%	94.0%	98.6%	91.7%

Reinsurance:
Gross premiums written	$118,266	$102,785	$337,696	$323,800
Net premiums written	113,620	98,428	319,524	304,832
Premiums earned	103,906	103,126	315,220	308,316
Pre-tax income	16,134	26,508	66,857	91,085
Loss ratio	61.5%	53.7%	60.9%	53.3%
Expense ratio	40.9%	39.5%	40.7%	41.4%
GAAP combined ratio	102.4%	93.2%	101.6%	94.7%

International:
Gross premiums written	$209,509	$150,155	$602,313	$444,088
Net premiums written	178,057	133,109	486,745	369,734
Premiums earned	160,538	121,013	443,198	324,736
Pre-tax income	14,182	12,712	28,208	19,671
Loss ratio	60.0%	60.1%	61.6%	62.8%
Expense ratio	38.9%	38.3%	39.7%	40.9%
GAAP combined ratio	98.9%	98.4%	101.3%	103.7%

W. R. Berkley Corporation	Page 6
Operating Results by Segment (Continued)
(Amounts in thousands, except ratios(1) (2))

	Third Quarter		Nine Months
	2011	2010	2011	2010
Corporate and Eliminations:
Net investment gains	$21,238	$5,204	$73,412	$22,650
Interest expense	(28,068)	(26,725)	(84,317)	(78,780)
Other revenues and expenses (3)	(19,463)	(23,341)	(69,779)	(68,726)
Pre-tax loss	(26,293)	(44,862)	(80,684)	(124,856)

Consolidated:
Gross premiums written	$1,306,300	$1,121,395	$3,821,434	$3,360,984
Net premiums written	1,126,139	986,706	3,266,857	2,932,010
Premiums earned	1,055,823	967,297	3,055,564	2,845,986
Pre-tax income	97,445	121,300	368,264	427,714
Loss ratio	64.8%	61.8%	64.3%	60.4%
Expense ratio	34.3%	33.6%	34.5%	34.3%
GAAP combined ratio	99.1%	95.4%	98.8%	94.7%

(1)	Loss ratio is losses and loss expenses incurred expressed as a percentage of premiums earned. Expense ratio is underwriting expenses expressed as a percentage of premiums earned. Underwriting expenses do not include expenses related to insurance services or unallocated corporate expenses. GAAP combined ratio is the sum of the loss ratio and the expense ratio.

(2)	For the third quarters of 2011 and 2010, catastrophe losses were $51 million and $22 million, respectively. For the first nine months of 2011 and 2010, catastrophe losses were $139 million and $75 million, respectively. These amounts are net of reinsurance coverage and reinstatement premiums.

(3)	Other revenues and expenses include corporate investment income, expenses not allocated to the business segments and revenues and expenses from investments in wholly-owned, non-insurance subsidiaries that are consolidated for financial reporting purposes.

W. R. Berkley Corporation	Page 7
Selected Balance Sheet Information
(Amounts in thousands, except per share data)

	September 30, 2011	December 31, 2010
Net invested assets (1)	$14,352,064	$13,918,768
Total assets	18,330,821	17,528,547
Reserves for losses and loss expenses	9,261,584	9,016,549
Senior notes and other debt	1,501,773	1,500,419
Junior subordinated debentures	242,945	242,784
Common stockholders’ equity (2)(3)	3,862,393	3,702,876
Common stock outstanding (3)	137,082	141,010
Common stockholders’ equity per share (3)	28.18	26.26

(1)	Net invested assets include investments, cash and cash equivalents, trading accounts receivable from brokers and clearing organizations, trading account securities sold but not yet purchased and unsettled purchases.

(2)	After-tax unrealized investment gains were $413 million and $335 million as of September 30, 2011 and December 31, 2010, respectively. Unrealized currency translation losses were $64 million and $42 million as of September 30, 2011 and December 31, 2010, respectively.

(3)	During 2011, the Company repurchased 5.1 million shares of common stock at an average cost of $30.16 per share and an aggregate cost of $154 million.

W. R. Berkley Corporation	Page 8
Supplemental Information
(Amounts in thousands)

	Third Quarter		Nine Months
	2011	2010	2011	2010
Reconciliation of operating income to net income:
Operating income (1)	$63,524	$90,255	$229,967	$307,780
Investment gains, net of tax	13,784	3,364	46,910	14,656

Net income	$77,308	$93,619	$276,877	$322,436

Return on equity (2)	8.4%	10.4%	10.0%	12.0%

Cash flow from operations	$268,851	$204,047	$485,243	$390,717

Other operating costs and expenses:
Underwriting expenses	$362,590	$325,340	$1,055,589	$975,542
Service expenses	18,873	17,487	55,764	54,442
Net foreign currency gains	(2,700)	(1,916)	(2,171)	(5,627)
Other costs and expenses	27,087	28,306	83,858	83,650

Total	$405,850	$369,217	$1,193,040	$1,108,007

(1)	Operating income is a non-GAAP financial measure defined by the Company as net income excluding net investment gains and losses. Management believes that excluding net investment gains and losses, which are often discretionary and frequently relate to economic factors, provides a useful indicator of trends in the Company’s underlying operations.

In 2011, the Company modified its definition of operating income to include income and losses from investment funds, which had previously been excluded. Operating income for prior periods has been modified to conform to this definition. For the third quarters of 2011 and 2010, losses from investment funds were $8 million and $19 million, respectively. For the first nine months of 2011 and 2010, income (losses) from investment funds was $24 million and ($13 million), respectively.

(2)	Return on equity represents net income expressed on an annualized basis as a percentage of beginning of year stockholders’ equity.

W. R. Berkley Corporation	Page 9
Investment Portfolio
September 30, 2011
(Amounts in thousands)

	Carrying	Percent
	Value	of Total
Fixed maturity securities:
United States government and government agencies	$1,073,737	7.5%

State and municipal:
Special revenue	2,114,164	14.7%
Pre-refunded	1,361,871	9.5%
State general obligation	965,393	6.7%
Corporate backed	480,074	3.3%
Local general obligation	438,318	3.1%

Total state and municipal (1)	5,359,820	37.3%

Mortgage-backed securities:
Agency	1,155,843	8.0%
Residential — Prime	243,817	1.7%
Residential — Alt A	83,850	0.6%
Commercial	55,277	0.4%

Total mortgage-backed securities	1,538,787	10.7%

Corporate:
Industrial	1,281,946	8.9%
Financial	810,086	5.7%
Asset-backed	323,099	2.3%
Utilities	198,627	1.4%
Other	106,689	0.7%

Total corporate	2,720,447	19.0%

Foreign government and foreign government agencies	537,979	3.7%

Total fixed maturity securities (1)	11,230,770	78.2%

Equity securities available for sale:
Common stocks	310,938	2.2%
Preferred stocks
Financial	64,846	0.5%
Utilities	44,591	0.3%
Real estate	18,090	0.1%

Total equity securities available for sale	438,465	3.1%

Cash and cash equivalents (2)	1,116,332	7.8%
Investment funds (3)	552,433	3.8%
Real estate	346,015	2.4%
Arbitrage trading account	327,883	2.3%
Loans receivable	283,560	2.0%
Investment in arbitrage funds	56,606	0.4%

Net invested assets	$14,352,064	100.0%

(1)	For state and municipal securities, the average rating was AA and the average duration was 3.9 years. For total fixed maturity securities, the average rating was AA and the average duration was 3.5 years.

(2)	Cash and cash equivalents includes trading accounts receivable from brokers and clearing organizations, trading account securities sold but not yet purchased and unsettled purchases.

(3)	Investment funds are net of related liabilities of $58,080.